FORM OF

0% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

0% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

No. SPN-[ ]	______ __, 2009
U.S. $ _____________

FOR VALUE RECEIVED, the undersigned, Vyteris, Inc., a Nevada corporation (the “Company”), hereby unconditionally promises to pay, in accordance with the Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, by and between the Company and ____________________ (the “Purchaser”), on the Maturity Date (as defined in Section 1 hereof) to the order of the Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________ ($________) Dollars (the “Principal Amount”).  No interest shall accrue or shall be payable under this Note.

This Note is the promissory note referred to in the Subscription Agreement and the Security Agreement (as hereinafter defined), and is entitled to the benefits thereof, is secured as provided in the Security Agreement and is subject to conversion as set forth herein.  This Note, and all representations, warranties, covenants and agreements contained herein, and in the Subscription Agreement and the Security Agreement, shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Purchaser and its successors and assigns.  The Company may not assign or delegate any of its duties or obligations under this Note without the written consent of the Purchaser.

This Note is one of a series of 0% senior subordinated convertible promissory notes of like tenor and ranking made by the Company in favor of certain investors and issued, from time to time (collectively, the “Notes”), all upon terms set forth in that certain Confidential Private Placement Memorandum, dated November 4, 2009, as same may be amended or supplemented from time to time (collectively referred to herein as the “Memorandum”).  Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

By its execution of the Subscription Agreement in the form attached to the Memorandum as Annex D, the Purchaser has authorized Collateral Agents, LLC, a New York limited liability company, to act as collateral agent (the “Collateral Agent”) on behalf of the Purchaser and other purchasers of the Notes, and in such capacity to enter into the Security Agreement in the form attached to the Memorandum as Annex C, as the same may be amended, modified, restated or supplemented from time to time (the “Security Agreement”), and to exercise for the benefit of the Purchaser all rights, powers and remedies provided to it, under or pursuant to the Security Agreement including, without limitation, those available upon an Event of Default (as defined in Section 8 hereof), subject always to the terms, conditions, limitations and restrictions provided in the Security Agreement.

1.          Maturity.  Unless otherwise converted into common stock of the Company, par value $.015 per share (“Common Stock”), in accordance with the Section 5 hereof, this Note shall mature on __________, 20121, unless such date shall be otherwise extended in writing by the Purchaser (such date, the “Maturity Date”).  On the Maturity Date, unless, and to the extent, converted into shares of Common Stock in accordance with the provisions hereof, any and all outstanding principal due and owing under the Note shall be immediately paid by the Company.

2.          Senior. Except with respect to indebtedness of up to $3.3 million owed to Ferring Pharmaceuticals, Inc. and its related lien on the assets of the Company pursuant to that certain security agreement between the Company and Ferring Pharmaceuticals, Inc., dated March __, 2009 (the “Ferring Debt”), the indebtedness evidenced by this Note and the payment of the Principal Amount shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness for borrowed money (except for other Notes) of the Company. “Senior” shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note, shall first be paid in full, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred (except for the Ferring Debt), and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount and other obligations arising out of, premium, if any, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full.

3.   Affirmative Covenants.  The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

_________________________
1  Such date shall be inserted at closing and shall be three years from the initial closing date.

 (a)   Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

 (b)   Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

 (c)           Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a Material Adverse Effect (as defined in this Section 3);

  (d)          Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

  (e)          Keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, and maintain adequate insurance at all times with responsible insurance carriers against liability on account of damage or injury to persons and property; and

  (f)           Reserve and keep available out of its authorized and unissued Common Stock (as defined below) solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6 hereof) upon the conversion of the aggregate principal amount of this Note.

For purposes hereof, “Material Adverse Effect” shall an event, matter, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the business, operations, economic performance, assets, financial condition, material agreements or results of operations of the Company and its wholly owned subsidiary, Vyteris, Inc., a Delaware corporation, considered as a whole.

4.            Negative Covenants.  The Company covenants and agrees that while any amount of this Note is outstanding it will not directly or indirectly:

(a)           Incur, guarantee, assume or otherwise become responsible for (directly or indirectly) any indebtedness for borrowed money (except for other Notes) that is senior or pari passu to the Notes, without the prior written consent of the holders of more than fifty percent (50%) of the outstanding principal of the Notes (the “Requisite Consent”);

(b)          Create, incur, assume or permit to exist any lien on any property or assets now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof

(c)           Declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock (including without limitation any preferred stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or any option, warrant or other right to purchase or acquire any such shares (in each case other than repurchases from terminated employees of the Company) or set aside any amount for any such purpose; or

(d)           Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.

5.            Conversion.

(a)           Conversion Price and Optional Conversion.  The Holder shall have the right, at its option, to convert all or a portion of the Principal Amount of this Note into shares of the Company’s Common Stock at a conversion price equal to $___ per share1, subject to adjustment as set forth in Section 6) (the “Conversion Price”).  The Holder shall exercise its right to convert this Note by delivering to the Company a written notice setting forth its election to convert (a “Written Election to Convert”) in the form attached hereto as Exhibit A and surrendering this Note.  Upon receipt of the Written Election to Convert and the surrender of this Note, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon conversion of this Note.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.  In the event that the Principal Amount of this Note exceeds the amount being converted, the Company shall, upon such conversion execute and deliver to the Holder a new Note for the Principal Amount of this Note surrendered which is not being converted.
__________________________

1  Such conversion price shall be inserted at closing and shall be the lower of (i) $0.20 or (ii) average VWAP during the 10 trading days prior to the applicable closing date.

(b)           Automatic Conversion.  If any time prior to the Maturity Date, the closing bid price of the Company Company’s Common Stock reaches or exceeds 300% of the then applicable Conversion Price for twenty consecutive trading days, the entire Principal Amount owing on this Note shall, without any action taken on the part of the Purchaser, automatically convert into shares of the Company’s Common Stock at a price equal to the then effective Conversion Price (the date such contingency event is met hereinafter the “Effective Automatic Conversion Date”).  The Company will promptly send written notice to the Holder of this automatic conversion event and shall promptly (but in no event later than ten trading days after the Effective Automatic Conversion Date) issue or cause to be issued and cause to be delivered to the Purchaser, a certificate for the Common Stock.  The Purchaser shall be deemed to have become holder of record of such Common Stock as of the Effective Automatic Conversion Date.

(c)           Fractional Shares.  No fractional shares of the Common Stock shall be issued upon conversion of the Note.  In lieu of any fractional shares to which the Purchaser would otherwise be entitled, the Company shall round up as nearly as practicable to the nearest whole the number of shares of Common Stock to be issued.

6.            Adjustments.

               (a)          Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon conversion of this Note shall be proportionately adjusted.  Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Additional Issuances of Equity Securities.  If the Company, at any time while this Note is outstanding, shall issue or sell any Equity Securities (as defined below) at an effective price per share less than the then effective Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, conversion, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the  then effective Conversion Price, such issuance shall be deemed to have occurred for less than the then effective Conversion Price on such date of the Dilutive Issuance), then, the Conversion Price shall be reduced and only reduced to equal the Base Share Price.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 6(b) in respect of Exempt Issuances (as defined below).  The Company shall notify the Holder in writing as promptly as reasonably possible following the issuance of any Equity Securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(b), upon the occurrence of any Dilutive Issuance while this Note is outstanding, after the date of such Dilutive Issuance the Holder is entitled to the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Written Election to Convert.

For purposes of this Section 6(b), the following definitions shall apply:

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Equity Securities” means (i) Common Stock and (ii) Common Stock Equivalents, including, but not limited to, Notes issued subsequent to the date of this Note.

“Exempt Issuance” means (i) any Equity Securities issued or issuable pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements; (ii) any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the issuance date of this Note; (iii) any Equity Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination; (iv) any Equity Securities issued or issuable in connection with any stock split, stock dividend, distribution or recapitalization by the Company; (v) any Equity Securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution; (vi) any Equity Securities issued or issuable to the Placement Agent or its affiliates in connection with the offering of Notes pursuant to the Memorandum; and (v) any Equity Securities issued to the Holder pursuant to the Subscription Agreement, dated as of the date hereof, between the Company and the Holder.  For clarification purposes, Notes that are issued pursuant to the Memorandum at closings subsequent to the closing in which this Note has been issued shall not be deemed to be an Exempt Issuance hereunder.

(c)           Mergers, Consolidations, Etc. In the event of any consolidation or merger of Company with or into another corporation or the conveyance of all or substantially all of the assets of Company to another corporation or entity, this Note shall thereafter be convertible into the number of shares of capital stock or other securities or property to which a holder of the number of Common Stock deliverable upon conversion hereof would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest of Holder thereafter, to the end that the provisions set forth herein (including provisions with respect to adjustments in the Conversion Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion hereof.

(d)           Three Month Automatic Adjustment.  The Conversion Price shall automatically be reduced by 1.5% of the initial Conversion Price as set forth in Section 5(a) hereto at the end of each ninety (90) day period following the issuance date hereof and through the earlier of the Maturity Date or the date that all principal hereunder shall have been converted to Common Stock.   The foregoing adjustment shall take place irrespective of any other adjustments that may have occurred hereunder.

 (e)           Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f)           Voluntary Adjustment By Company. The provisions of this Section 6 shall similarly apply to successive, stock dividends, stock spits or combinations, reclassifications, exchanges, substitutions, Dilutive Issuances or other events.

7.           Security Interest.  This Note shall be secured by the assets of the Company as set forth in the Security Agreement.

8.           Events of Default.  Subject to the terms of the Security Agreement, the entire unpaid Principal Amount under this Note shall, at the option of the Collateral Agent, acting on behalf of the Purchaser and the other purchasers of the Notes, exercised by written notice to the Company, forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called “Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

(a)           a material breach by the Company of the Security Agreement;

(b)           the Company shall default in the performance of, or violate any of the covenants and agreements contained in this Note or the Security Agreement, including without limitation, the failure to pay amounts due under this Note on its Maturity Date, or any of the other Notes on their Maturity Date;

(c)           there shall be a dissolution, termination of existence, suspension or discontinuance of the Company’s business for a continuous period of 20 days or it ceases to operate as going concern;

(d)           if the Company shall:

(i)           admit in writing its inability to pay its debts generally as they become due;
(ii)          file a petition in bankruptcy or a petition to take advantage of any insolvency act;
(iii)         convey any material portion of the assets of the Company to a trustee, mortgage or liquidating agent or make an assignment for the benefit of creditors;

(iv)         consent to the appointment of a receiver, trustee, custodian or similar official, for the Company or any material portion of the property or assets of the Company; or

(v)          on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi)         file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(e)           if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of the Company’s assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

(f)           if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of the Company’s assets and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

(g)          the Company shall default in any of its obligations under any other promissory note, indenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(h)          any representation or warranty made by the Company in the Security Agreement was, when made, untrue or misleading, the result of which is reasonably likely to have a Material Adverse Effect.

9.           Guarantor.  Vyteris, Inc., a Delaware corporation (the “Guarantor”), hereby irrevocably, absolutely and unconditionally guarantees to the Purchaser the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of the Company to Purchaser under, by reason of, or pursuant to this Note and the Security Agreement (the “Obligations”), including any amendments, extensions, renewals and increases hereof or hereto, and all reasonable costs and expenses of the Purchaser  incurred in the enforcement or collection of the foregoing, including reasonable attorneys' fees and disbursements, court costs, collection agency costs, and other ordinary out of pocket expenses incurred in enforcing Purchaser’s rights hereunder or thereunder.  If the Company fails for any reason whatsoever punctually to perform the Obligations, the Guarantor shall cause each and every such Obligation to be satisfied and performed as if the Guarantor instead of the Company were the primary obligor of the Company’s obligations under this Note.  Guarantor hereby agrees that his obligations under this Guarantee shall be unconditional and irrevocable and that Guarantor shall be fully liable in respect of the Obligations and whether or not any action has been taken to enforce the same or any judgment obtained against the Company, whether or not any time or indulgence has been granted to the Company by or on behalf of the Purchaser.  The Guarantor represents and warrants to Purchaser that this guarantee is a valid and binding obligation of the Guarantor and is enforceable against it in accordance with its terms.

10.           Remedies.  Subject to the terms of the Security Agreement and the Requisite Consent, in case any one or more of the Events of Default specified in Section 8 hereof shall have occurred and be continuing, the Collateral Agent, on behalf of the Purchaser and the other purchasers of the Notes, may proceed to protect and enforce the Purchaser’s rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Collateral Agent may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Purchaser.

11.           Amendments and Waivers.  The terms of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Consent, except with respect to the Maturity Date and the Conversion Price, which can only be amended with the Purchaser’s consent.

12.          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Purchaser by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

With a copy to the Collateral Agent:

Collateral Agents, LLC,
111 West 57th Street, Suite 1416
New York, NY 10019
Fax: (212) 245-9102

(ii)           Any party may give any notice, request, consent or other communication under this Note using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 11.

13.           Severability.  The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

14.           Governing Law.  This Note shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

15.           Waivers.  The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Guarantor have caused its duly authorized officers to execute this Note as of the date first written above.

COMPANY:

VYTERIS, INC., a Nevada corporation

By:
Name:
Title

GUARANTOR:

VYTERIS, INC., a Delaware corporation

By:
Name:
Title